Exhibit 10.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”), dated as of February 1, 2007, among FairPoint Communications, Inc., a Delaware corporation (the “Company”), Kelso Investment Associates V, L.P., a Delaware limited partnership (“KIA V”), Kelso Equity Partners V, L.P., a Delaware limited partnership (together with KIA V, “Kelso”) and Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership (“THL”, and together with Kelso, the “Stockholders”).

W I T N E S S E T H

WHEREAS, the Company and each of the Stockholders are parties to the Nominating Agreement (the “Nominating Agreement”), dated as of February 8, 2005; and

WHEREAS, the Stockholders and the Company wish to terminate the Nominating Agreement effective immediately.

NOW THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and agreeing to be legally bound, the parties hereby agree as follows:

1.            Termination. Effective on the date hereof, the Nominating Agreement shall be deemed terminated in all respects without further action by any party and the parties thereto shall have no further obligations to each other thereunder.

2.            Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) if telexed or telecopied to said address, when electronically confirmed, (c) when delivered if delivered by overnight courier or (d) in the case of delivery by mail, five business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

If to the Company, to:

FairPoint Communications, Inc.

521 East Morehead Street

Suite 250

Charlotte, North Carolina 28202

Attention: Shirley J. Linn, Esq.

Facsimile: (704) 344-1594

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Thomas E. Kruger, Esq.

If to Kelso, to:

Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: James J. Connors, II, Esq.

Facsimile: (212) 223-2379

If to THL, to:

Thomas H. Lee Partners, L.P.

100 Federal Street

35th Floor

Boston, Massachusetts 02110

Attention: Anthony J. DiNovi

Kent R. Weldon

Facsimile: (617) 227-3514

3.            Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware or the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to a party in accordance with Section 2 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court and, absent any statute, rule or order to the contrary, that each party shall have 30 days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

4.            Miscellaneous. This Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs, and assigns. No party hereto shall assign its rights, or delegate its duties, under this Agreement without the prior written consent of all of the other parties hereto. No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by all parties hereto. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which, taken together, shall be deemed to constitute one and the same agreement. Any counterpart of this Agreement may be delivered via facsimile or electronic transmission (such as a document in PDF format) and shall be binding on the party executing such counterpart to the same extent as an original thereof.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination Agreement as of the day and year first above written.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
Name:	Shirley J. Linn
Title:	Executive Vice President

KELSO INVESTMENT ASSOCIATES V, L.P.

By:	Kelso Partners V, L.P.,
its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: General Partner

KELSO EQUITY PARTNERS V, L.P.

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: General Partner

THOMAS H. LEE EQUITY FUND IV, L.P.

By:	THL Equity Advisors IV, LLC,
its general partner

By: /s/ Kent Weldon
Name:	Kent Weldon
Title: Managing Director